Exhibit (a)(1)(G)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. YOU SHOULD READ THE AMENDED OFFER TO PURCHASE AND THIS AMENDED LETTER OF TRANSMITTAL CAREFULLY.

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the amended offer to purchase dated September 21, 2007, and any amendments or supplements thereto. The definitions used in the amended offer to purchase apply in this Amended Letter of Transmittal. All terms and conditions contained in the amended offer to purchase applicable to ADSs are deemed to be incorporated in and form part of this Amended Letter of Transmittal.

AMENDED LETTER OF TRANSMITTAL
To Transmit American Depositary Shares (“ADSs”)
Evidenced by American Depositary Receipts (“ADRs”),
Each ADS Represents One Preferred Share
of
TELE NORTE LESTE PARTICIPAÇÕES S.A.
To Enable the Receiving Agent Named Below
to Tender the Underlying Preferred Share
at
R$45.00 per ADS (Before Deducting Fees and Expenses)
Pursuant to the Amended Offer to Purchase dated September 21, 2007 to
TELEMAR PARTICIPAÇÕES S.A.

THIS AMENDED LETTER OF TRANSMITTAL AND THE AMENDED OFFER TO PURCHASE REPLACE THE ORIGINAL LETTER OF TRANSMITTAL AND ORIGINAL OFFER TO PURCHASE EACH DATED JUNE 20, 2007. HOLDERS OF THE PREFERRED SHARES (INCLUDING PREFERRED SHARES UNDERLYING ADSs) THAT ARE THE SUBJECT OF THIS AMENDED LETTER OF TRANSMITTAL SHOULD RELY SOLELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT AND THE AMENDED OFFER TO PURCHASE AND NOT ON THE INFORMATION CONTAINED IN THE ORIGINAL LETTER OF TRANSMITTAL AND ORIGINAL OFFER TO PURCHASE.

ADSs VALIDLY TENDERED PRIOR TO THE DATE HEREOF AND NOT VALIDLY WITHDRAWN CONTINUE TO CONSTITUTE VALID TENDERS FOR PURPOSES OF THIS TENDER OFFER. HOLDERS OF ADSs ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH TENDERED ADSs IN ORDER TO RECEIVE THE INCREASED TENDER OFFER CONSIDERATION OFFERED HEREBY. ANY VALIDLY TENDERED ADSs MAY BE VALIDLY WITHDRAWN UNTIL THE ADS EXPIRATION DATE.

This tender offer can be accepted and tendered shares can be withdrawn by holders of ADSs tendering through The Bank of New York, as receiving agent, by 10:00 a.m., New York City time, and holders of preferred shares tendering directly must qualify their shares, by 6:00 p.m., Brasília time, in each case on October 10, 2007, unless the tender offer is extended or earlier terminated.

The tender offer is subject to certain conditions described in “The Tender Offer — Section 5 — Conditions to the Tender Offer” in the amended offer to purchase.

THIS AMENDED LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs AND THEREBY TENDERING PREFERRED SHARES UNDERLYING ADSs. DO NOT USE THIS AMENDED LETTER OF TRANSMITTAL FOR TENDERING PREFERRED SHARES HELD DIRECTLY.

ADS holders that wish to participate in the tender offer through the receiving agent must pay the fees and expenses described in “The Tender Offer — Section 3 — Procedures for Participating in the Tender Offer” in the amended offer to purchase.

THE RECEIVING AGENT FOR THE OFFER:
THE BANK OF NEW YORK

By Mail:	By Hand or Overnight or Courier:
The Bank of New York	The Bank of New York
Tender & Exchange Department	Tender & Exchange Department
P.O. Box 11248	101 Barclay Street
New York, NY 10286-1248	Receive and Deliver Window, Street Floor
New York, NY 10286

Delivery of this Amended Letter of Transmittal to an address other than as set forth above will not constitute a valid tender. Delivery of this Amended Letter of Transmittal to Tele Norte Leste Participações S.A. (“TNL”) or to The Depository Trust Company (“DTC”), the book-entry transfer facility for ADSs of TNL, will not constitute valid delivery to the receiving agent. The instructions accompanying this Amended Letter of Transmittal should be read carefully before the Amended Letter of Transmittal is completed. You must sign this Amended Letter of Transmittal in the appropriate space provided and complete a Form W-9, or other applicable form, as appropriate. See Instruction 12 of this Amended Letter of Transmittal.

THIS AMENDED LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs AND THEREBY TENDERING PREFERRED SHARES UNDERLYING ADSs. DO NOT USE THIS AMENDED LETTER OF TRANSMITTAL FOR TENDERING PREFERRED SHARES HELD DIRECTLY.

There is no separate tender offer being made in the United States to acquire ADSs. If a holder of ADSs, each representing one preferred share, no par value, of TNL, wishes to participate in the tender offer, the holder may tender the preferred shares underlying its ADSs through The Bank of New York, as receiving agent, in accordance with the instructions set forth in this Amended Letter of Transmittal. If the preferred shares represented by ADSs are accepted for purchase in the Auction as described in “The Tender Offer — Section 2 — Acceptance for Payment and Payment for Shares” in the amended offer to purchase, those ADSs will be cancelled so that the underlying preferred shares may be sold.

Any holder of ADSs that wishes to tender the preferred shares underlying its ADSs through the receiving agent must, no later than the 10:00 a.m., New York City time (the “ADS Expiration Time”), on October 10, 2007 (such date, as it may be extended by Telemar Participações S.A. (“TmarPart”), the “Expiration Date”) either:

•	complete and sign this Amended Letter of Transmittal in accordance with the instructions contained herein and deliver the completed Amended Letter of Transmittal, the ADRs evidencing the ADSs and all other required documents to the receiving agent; or

•	request that its broker, dealer, commercial bank, trust company or other nominee effect the tender through the procedures of DTC by sending an Agent’s Message (as defined in Instruction 2 herein) to the receiving agent’s account at DTC.

The Bank of New York, as receiving agent, will then contact a broker authorized to conduct trades on the São Paulo Stock Exchange (Bolsa de Valores de São Paulo, “BOVESPA”) to tender the preferred shares underlying the ADSs in the Auction as described in “The Tender Offer — Section 2 — Acceptance for Payment and Payment for Shares” in the amended offer to purchase. The Auction is currently scheduled to occur at 1:15 p.m., Brasília time, on October 11, 2007 (such date, as it may be extended, the “Auction Date”).

As an alternative to tendering the preferred shares underlying its ADSs through the receiving agent, an ADS holder may also surrender its ADSs to The Bank of New York, as ADS depositary, withdraw the preferred shares underlying the ADSs from the ADS program and participate directly in the tender offer as a holder of preferred shares as described in “The Tender Offer — Section 3 — Procedures for Participating in the Tender Offer” in the amended offer to purchase. If you are tendering your ADSs through the receiving agent, you may withdraw your ADSs no later than the ADS Expiration Time on the Expiration Date according to the procedures described in “The Tender Offer — Section 4 — Withdrawal Rights.” If you wish to be able to withdraw until the beginning of the Auction on the Auction Date, you will need to surrender your ADSs to the Bank of New York, as ADS depositary, withdraw the preferred shares underlying the ADSs and participate directly in the tender offer as a holder of preferred shares as described above. ADS holders electing to participate directly in the tender offer as holders of preferred shares should allow sufficient time to take all necessary steps and make all required arrangements and will need to be any fees or expenses related to the withdrawal as described in “The Tender Offer — Section 3 — Procedures for Participating in the Tender Offer” in the amended offer to purchase.

This Amended Letter of Transmittal cannot be used to tender preferred shares other than preferred shares represented by ADSs. If you hold preferred shares that are not represented by ADSs, you can only tender such shares in the tender offer by following the instructions in the amended offer to purchase. See Instruction 10 of this Amended Letter of Transmittal. All holders wishing to tender their preferred shares or ADSs must allow sufficient time for the completion of all required steps described in this amended offer to purchase before the Share Expiration Time or ADS Expiration Time, as applicable.

A duly completed Amended Letter of Transmittal accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the receiving agent by a holder of ADSs will be deemed (without any further action by the receiving agent) to constitute acceptance by such holder of the tender offer with respect to the preferred shares represented by such ADSs, upon the terms and subject to the conditions set forth in the amended offer to purchase and this Amended Letter of Transmittal.

After purchase by TmarPart of the preferred shares underlying the ADSs tendered through the receiving agent (subject to the conditions as described in the amended offer to purchase) and receipt by the receiving agent of payment of the consideration for those shares, the receiving agent will pay to the applicable holders of ADSs the U.S. dollar equivalent (based on then-prevailing exchange rates, net of expenses for converting Brazilian reais to U.S. dollars) of R$45.00 per preferred share or per ADS as purchased in the tender offer, net of (1) a fee of up to US$5.00 per 100 ADSs or portion thereof for the cancellation of the ADSs representing preferred shares purchased in the tender offer, (2) the combined fee of 0.035% of the purchase price, payable to the BOVESPA and the Brazilian Settlement and Custody Company (Companhia Brasileira de Liquidação e Custódia, “CBLC”), as described in “The Tender Offer — Section 1 — Terms of the Tender Offer and Expiration Date” in the amended offer to purchase, and (3) the holder’s pro rata portion of the fee or commission charged by the receiving agent’s broker to tender preferred shares underlying ADSs on behalf of ADS holders participating in the tender offer. The ADS cancellation fee is payable to The Bank of New York, as depositary under the deposit agreement governing TNL’s ADSs. In addition, ADS holders must pay any taxes or governmental charges payable in connection with the cancellation of ADSs representing preferred shares purchased in the tender offer. ADS holders will receive the purchase price for ADSs representing preferred shares purchased in the tender offer in cash by check or, in the case of ADSs held through DTC, by means of delivery of funds to the account maintained at DTC by the tendering participant.

For reference, based on the average of the buy and sell U.S. dollar-Brazilian real exchange rates published by the Central Bank (the “Exchange Rate”), at the close of the business day on September 19, 2007, which was US$1.00 = R$1.8635), R$45.00 is equivalent to approximately US$24.15.

In the event of an inconsistency between the terms and procedures set forth in this Amended Letter of Transmittal and the amended offer to purchase, the terms and procedures set forth in the amended offer to purchase shall govern. Please contact The Altman Group, the U.S. information agent for the tender offer, at (800) 398-2816 (toll-free, in the U.S.) or (201) 806-2234 (collect, outside of the U.S.) to discuss any inconsistency.

BOX 1: DESCRIPTION OF ADSs REPRESENTING PREFERRED SHARES TO BE TENDERED
Name(s) and address(es) of registered holder(s)	ADSs representing preferred shares to be tendered
(Please fill in, if blank, exactly as name(s) appear(s) on ADR(s))	(attach additional list if necessary)(1)
Number of ADSs
		Total Number of	Representing
		ADSs Evidenced	Preferred Shares
	ADR Serial Number(s)	by ADRs	To Be Tendered

Total ADSs To Be Tendered
(1) Unless otherwise indicated, it will be assumed that all the preferred shares underlying ADSs delivered to the receiving agent are being tendered. See Instruction 4. You must also complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

(2) Tele Norte Leste Participações S.A. Global BuyDIRECT Plan (“Plan”) participants who wish to tender all of the preferred shares underlying the ADSs held in your Plan account may do so by writing ALL in the last column above, completing and signing this Amended Letter of Transmittal and returning to one of the addresses above. If you wish to tender less than all of the preferred shares underlying the ADSs in your Plan account, please write the number of preferred shares underlying the ADSs held in your Plan account in the last column above.

☐ CHECK HERE IF ANY ADRs EVIDENCING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 11). IF ANY ADRs HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN, PLEASE FILL OUT THE REMAINDER OF THIS AMENDED LETTER OF TRANSMITTAL AND INDICATE HERE THE NUMBER OF ADSs REPRESENTED BY THE LOST, DESTROYED, MUTILATED OR STOLEN ADRs:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York, as receiving agent:

The undersigned hereby instructs the receiving agent to tender the preferred shares represented by the above-described ADSs in the tender offer, upon the terms and subject to the conditions set forth in the amended offer to purchase and this Amended Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Amended Letter of Transmittal, the ADRs and any other required documents delivered to the receiving agent in connection herewith will be deemed (without any further action by the receiving agent) to constitute acceptance of the tender offer by the undersigned with respect to the preferred shares represented by the above-described ADSs, subject to withdrawal rights described in “The Tender Offer — Section 4 — Withdrawal Rights” in the amended offer to purchase and the terms and conditions set forth in this Amended Letter of Transmittal. See Instruction 13 of this Amended Letter of Transmittal.

The undersigned understands that acceptance of the tender offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will constitute a binding agreement between the undersigned and TmarPart upon the terms and subject to the conditions set forth in the amended offer to purchase.

The undersigned hereby delivers to the receiving agent the ADRs evidencing the above-described ADSs for tender to TmarPart of the preferred shares represented by such ADSs, in accordance with the terms and conditions set forth in the amended offer to purchase and this Amended Letter of Transmittal.

Upon the terms and conditions set forth in the amended offer to purchase (including, if the tender offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance for purchase of the preferred shares represented by ADSs validly tendered herewith in accordance with the terms and conditions set forth in the amended offer to purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, TmarPart all right, title and interest in and to all the preferred shares represented by ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the receiving agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs and the preferred shares represented by such ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), to (a) cancel the ADSs representing the preferred shares purchased in the tender offer and deliver the preferred shares represented by such ADSs or transfer the ownership of such preferred shares with all accompanying evidences of transfer and authenticity to, or upon the order of, TmarPart, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the preferred shares represented by such ADSs, all in accordance with the terms set forth in the amended offer to purchase.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the preferred shares underlying the ADSs evidenced by ADRs tendered hereby and that when the preferred shares underlying the ADSs are purchased by TmarPart, TmarPart will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the preferred shares will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the receiving agent or TmarPart to be necessary or desirable to complete the sale, assignment and transfer of the preferred shares represented by ADSs tendered hereby.

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, TmarPart or its respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this Amended Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford TmarPart or the receiving agent or their respective agents the benefit of the authority expressed to be given in this Amended Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable TmarPart or the receiving agent to secure the full benefits of this Amended Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Amended Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in “The Tender Offer — Section 4 — Withdrawal Rights” in the amended offer to purchase.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the receiving agent to:

(i) issue the check for the purchase price for the preferred shares represented by ADSs purchased in the tender offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent preferred shares not tendered or purchased in the tender offer,

in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the receiving agent to:

(i) issue the check for the purchase price for the preferred shares represented by ADSs purchased in the tender offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent preferred shares not tendered or purchased in the tender offer,

in each case, in the name(s) of the person or persons so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the receiving agent to:

(i) mail, or cause to be mailed, the check for the purchase price for the preferred shares represented by ADSs purchased in the tender offer, and/or

(ii) return, or cause to be returned, any ADRs evidencing any ADSs which represent preferred shares not tendered or purchased in the tender offer (and accompanying documents, as appropriate),

in each case, to the address(es) of the person or persons so indicated.

In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the receiving agent to credit the undersigned’s account maintained at DTC with (i) the purchase price for the preferred shares represented by ADSs purchased in the tender offer, and (ii) ADSs representing any preferred shares not tendered or purchased in the tender offer. The undersigned recognizes that the receiving agent will not transfer any ADSs from the name of the registered holder thereof if TmarPart does not purchase any of the preferred shares represented by ADSs so tendered.

The terms and conditions contained in the amended offer to purchase, as from time to time supplemented or amended, including the Supplement shall be deemed to be incorporated in, and form part of, this Amended Letter of Transmittal, which shall be read and construed accordingly. This Amended Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the amended offer to purchase shall not be made, until the ADSs representing the preferred shares being tendered and all other required documentation have been received by the receiving agent as provided in the amended offer to purchase and this Amended Letter of Transmittal.

Unless you complete Box 3: “Special Delivery Instructions,” the address of the holder inserted in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered” is the address to which your consideration will be sent. Please also state a daytime telephone number where you may be contacted in the event of any query.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if ADR(s) evidencing ADSs representing preferred shares not tendered or not purchased in the tender offer and/or the check for the purchase price of the preferred shares represented by ADSs purchased in the tender offer are to be issued in the name of and sent to someone other than the undersigned or if ADSs representing preferred shares tendered by book-entry transfer that are not purchased in the tender offer are to be returned by credit to an account maintained at DTC other than that designated above.

Issue       ☐  Check       ☐  ADR to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

(Please also complete the attached Form W-9, or other applicable form, as appropriate)

☐	Credit ADSs representing preferred shares tendered by book-entry transfer that are not purchased in the tender offer to the account set forth below:

(DTC Account Number)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if ADR(s) evidencing ADSs representing preferred shares not tendered or not purchased in the tender offer and/or the check for the purchase price of the preferred shares represented by ADSs purchased in the tender offer are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue       ☐  Check       ☐  ADR to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

(Please also complete the attached Form W-9, or other applicable form, as appropriate)

BOX 4:

SIGN HERE

(Please also complete the attached Form W-9, or other applicable form, as appropriate)

(Signature(s) of All Holder(s))

Dated:  , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR(s). If signed by person(s) to which the ADS(s) represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):

(Please Print)

Name of Entity:

Capacity (full title):

Address:

(Include Zip Code)

Telephone Number (including area code):

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(If required, see Instructions 1, 2, 5 and 13)

Authorized Signature

Name (Please Print)

Name of Financial Institution

Address

Zip Code

Telephone Number (including area code)

Dated:  , 2007

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Amended Letter of Transmittal must be guaranteed by a financial institution (which include most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP), or the Stock Exchanges Medallion Program (SEMP) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Amended Letter of Transmittal need not be guaranteed (a) if this Amended Letter of Transmittal is signed by the registered holder(s) of the ADSs representing preferred shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” herein, or (b) if the preferred shares underlying such ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Amended Letter of Transmittal and ADSs.  This Amended Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the receiving agent at DTC pursuant to the procedures for book-entry transfer. ADRs evidencing ADSs or confirmation of any book-entry transfer into the receiving agent’s account at DTC of ADSs delivered electronically, as well as a properly completed and duly executed Amended Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by this Amended Letter of Transmittal, must be delivered to the receiving agent at one of its addresses set forth herein prior to the ADS Expiration Time, on the Expiration Date. If ADRs are forwarded to the receiving agent in multiple deliveries, a properly completed and duly executed Amended Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

The term “Agent’s Message” means a message transmitted by means of DTC to, and received by, the receiving agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the DTC participant tendering preferred shares underlying ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Amended Letter of Transmittal and that TmarPart may enforce such agreement against the participant.

The method of delivery of ADRs and all other required documents is at the sole option and risk of the tendering holders of ADSs. ADRs will be deemed delivered only when actually received by the receiving agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no number of underlying preferred shares that would represent a fractional ADS will be purchased. By executing this Amended Letter of Transmittal, all tendering ADS holders waive any right to receive any notice of the purchase of preferred shares underlying their ADSs by TmarPart.

3. Inadequate Space.  If the space provided herein is inadequate, the serial numbers of the ADRs, the total number of ADSs evidenced by such ADRs, the number of ADSs representing the preferred shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders.  If preferred shared underlying fewer than all of the ADSs evidenced by ADRs delivered to the receiving agent are to be tendered, fill in the number of ADSs representing preferred shares to be tendered in Box 1: “Number of ADSs Representing Preferred Shares To Be Tendered.” In such case, new ADRs evidencing the remainder of the ADSs will be sent to the person(s) signing this Amended Letter of Transmittal, unless otherwise provided in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” on this Amended Letter of Transmittal, as soon as practicable after the date on which the preferred shares underlying such ADSs are purchased in the tender offer. All preferred shares underlying the ADSs delivered to the receiving agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Amended Letter of Transmittal, Stock Powers and Endorsements.  If this Amended Letter of Transmittal is signed by the registered holder(s) of the ADSs representing preferred shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs evidencing those ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the ADSs representing preferred shares tendered hereby is owned of record by two or more joint holders, all such holders must sign this Amended Letter of Transmittal. If any of the ADSs representing preferred shares tendered in the tender offer is registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Amended Letters of Transmittal as there are different registrations of ADRs.

If this Amended Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to TmarPart of their authority to act must be submitted along with this Amended Letter of Transmittal.

If this Amended Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required.

If this Amended Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs representing preferred shares tendered hereby, the ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

6. Stock Transfer Taxes.  The registered holder(s) of the ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of ADSs and the sale of the preferred shares underlying such ADSs to TmarPart or the holder’s sell order pursuant to the amended offer to purchase and (b) if ADSs representing preferred shares not tendered or purchased in the tender offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the purchase price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADSs listed and transmitted hereby.

7. Special Issuance and Delivery Instructions.  If the payment for ADSs representing preferred shares purchased in the tender offer and/or ADRs evidencing ADSs representing preferred shares not tendered or purchased in the tender offer is or are to be issued in the name of a person other than the signatory of this Amended Letter of Transmittal or if such payment is to be sent and/or such ADRs are to be returned to a person other than the signatory of this Amended Letter of Transmittal or to an address other than that indicated in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered,” the appropriate Special Issuance Instructions (Box 2) and/or Special Delivery Instructions (Box 3) on this Amended Letter of Transmittal should be completed.

8. Waiver of Conditions.  TmarPart, in accordance with the terms set forth in the amended offer to purchase, has reserved the right to waive all or any of the conditions to the tender offer, other than the Minimum Condition, as described in “The Tender Offer — Section 5 — Conditions to the Tender Offer” in the amended offer to purchase, in whole or in part, prior to the Expiration Date, to the extent permitted by law.

9. Requests for Assistance or Additional Copies.  Questions and requests for assistance or additional copies of the amended offer to purchase or this Amended Letter of Transmittal may be directed to the U.S. information agent at the address and telephone number set forth on the back cover of this Amended Letter of Transmittal.

10. Holders of Preferred Shares.  This Amended Letter of Transmittal can only be used to tender preferred shares represented by ADSs. If you hold preferred shares that are not represented by ADSs, you can only tender such shares in the tender offer by following the instructions in “The Tender Offer — Section 3 — Procedures for Participating in the Tender Offer — Direct Holders of Preferred Shares” in the amended offer to purchase. Please refer to the amended offer to purchase for more information and contact the U.S. information agent with any questions.

11. Lost, Destroyed or Stolen ADRs.  If any ADR(s) evidencing ADS(s) have been lost, destroyed, mutilated or stolen, the holder should complete and sign this Amended Letter of Transmittal and return it to the receiving agent indicating the number of ADR(s) that have been lost, destroyed, mutilated or stolen in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered”, or call the receiving agent at 1-800-507-9357 for further instructions as to the steps that must be taken in order to replace the ADR(s). This Amended Letter of Transmittal and related documents cannot be processed, and the preferred shares underlying the ADSs evidenced by such ADR(s) cannot be tendered, until the procedures for replacing lost or destroyed ADR(s) have been completed.

12. Tax Withholding; Substitute Form W-9.  Under U.S. federal income tax law, a holder of ADSs whose tendered preferred shares represented by ADSs are accepted for payment is generally required to provide the receiving agent with such holder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below. If such holder is an individual, the TIN generally is his or her Social Security number. If the receiving agent is not provided with the correct TIN or an adequate basis for an exemption from backup withholding, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, any payment made to such holder or other payee may be subject to backup withholding tax in an amount equal to 28% of payments made pursuant to the tender offer. Federal backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

To prevent backup withholding on any payment made to a holder with respect to the ADSs representing preferred shares tendered and accepted for purchase in the tender offer, the holder is required to provide the receiving agent with the holder’s correct TIN by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such holder is awaiting a TIN), and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (iii) after being so notified, the IRS has notified the holder that the holder is no longer subject to backup withholding.

If the tendering holder does not have a TIN, such holder should consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for instructions on applying for a TIN, check the box in Part 3 of the Substitute Form W-9, write “Applied For” in lieu of its TIN, and sign and date the Substitute Form W-9. Checking this box and writing “Applied For” on the form means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. Checking this box also requires that the holder complete the Certificate of Awaiting Taxpayer Identification Number attached to the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, reportable payments that are received by such holder generally will be subject to backup withholding unless the holder has furnished the receiving agent with its TIN by the time such payment is made. The receiving agent cannot refund amounts withheld by reason of backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding. To avoid possible erroneous backup withholding, exempt U.S. holders should indicate their status on the Substitute Form W-9 by entering their correct TIN, checking the box in Part 2 and signing and dating the Substitute Form W-9 in the space provided. A holder who is a foreign individual or a foreign entity should submit to the receiving agent a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable, signed under penalty of perjury, attesting to the holder’s exempt status. A Form W-8BEN, Form W-8ECI or Form W-8IMY can be obtained from the receiving agent or from the website of the IRS.

13. Withdrawal Rights.  Tenders of preferred shares underlying ADSs through the receiving agent may be withdrawn at any time prior to the ADS Expiration Time, on the Expiration Date. See “The Tender Offer — Section 4 — Withdrawal Rights” in the amended offer to purchase.

For a withdrawal of a tender of preferred shares underlying ADSs through the receiving agent to be effective, an originally signed written notice of withdrawal must be received by the receiving agent at the address set forth above no later than the ADS Expiration Time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person that tendered the preferred shares to be withdrawn, (ii) in the case of a tender by book-entry transfer, specify the name and number of the account at DTC to be credited with the ADSs representing the withdrawn preferred shares and otherwise comply with the procedures of DTC, (iii) contain a statement that such holder is withdrawing its election to tender the preferred shares underlying its ADSs, (iv) be signed by the holder in the same manner as the original signature on the Amended Letter of Transmittal by which such preferred shares were tendered (including any required signature guarantees), and (v) specify the number of ADSs representing the preferred shares to be withdrawn, if less than all the ADSs representing preferred shares tendered by the holder are being withdrawn. All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal will be determined by TmarPart, whose determination shall be final and binding on all parties. Any preferred shares underlying ADSs so withdrawn will be deemed to not have been validly tendered for purposes of the tender offer, and no cash will be paid with respect thereto unless the preferred shares so withdrawn are validly re-tendered. If an ADS holder withdraws preferred shares underlying ADSs from the tender offer, the ADRs evidencing those ADSs will be returned promptly after the proper withdrawal of the preferred shares underlying the ADSs or, in the case of ADSs transferred through DTC, the ADSs representing validly withdrawn preferred shares will be credited to the account at DTC from which they were transferred as soon as practicable after proper withdrawal. Validly withdrawn preferred shares underlying ADSs may be re-tendered by following the procedures described above at any time prior to the ADS Expiration Time, on the Expiration Date.

Please note that if you are an ADS holder and you wish to be able to withdraw until the beginning of the Auction on the Auction Date, you must surrender your ADSs to The Bank of New York, as ADS depositary, withdraw the underlying preferred shares from the ADS program and participate directly in the tender offer as a holder of preferred shares, as set forth in “The Tender Offer — Section 3 — Procedures for Participating in the Tender Offer” in the amended offer to purchase. You must allow sufficient time to complete all necessary steps and make all required arrangements before the Expiration Date.

Important: This Amended Letter of Transmittal, together with the ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of ADSs through DTC, and all other required documents, must be received by the receiving agent on or prior to the ADS Expiration Time, on the Expiration Date, unless the tender offer is extended.

Exhibit A

PAYER’S NAME:THE BANK OF NEW YORK, AS RECEIVING AGENT
SUBSTITUTE Form W-9	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR
Department of the Treasury Internal Revenue Service		Employer Identification Number(s)
	PART 2 — Exempt from Backup Withholding ☐	PART 3 — awaiting TIN ☐
Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 4 — Certification — Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct taxpayer identification number
(or I am waiting for a number to be issued to me),
(2)  I am not subject to backup withholding because (A) I am exempt from backup withholding, (B) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
CERTIFICATION INSTRUCTIONS — You must cross out item (2) in Part 4 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

	SIGNATURE:	DATE:

NAME:

ADDRESS:

	CITY: STATE:	ZIP CODE:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld.

SIGNATURE        DATE

NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT A RATE OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:		number of —

1.	An individual’s account	The individual
2	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
4.	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5	Sole proprietorship or single-owner LLC	The owner (you may use either your social security number or your employer identification number)(3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of —

6.	A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
7.	Corporation or LLC electing corporate status on Form 8832	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
9.	Partnership or multi-member LLC	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

All “section” references are to the Internal Revenue
Code of 1986, as amended.

Obtaining a Number

If you don’t have a taxpayer identification number (“TIN”), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card (for individuals), at the local office of the Social Security Administration, online at www.socialsecurity.gov/online/ss-5.pdf, or by calling 1-800-772-1213, and Form SS-4, Application for Employer Identification Number (for business and other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for certain resident aliens), at the local office of the Internal Revenue Service (“IRS”), from the IRS Web Site at www.irs.gov, or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees and Payments Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding on certain payments:

(1) A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (IRA), or a custodial account under section 403(b)(7).

(3)	The United States or any of its agencies or instrumentalities.

(4)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED “EXEMPT FROM BACKUP WITHHOLDING” ON THE FACE OF THE FORM IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

Privacy Act Notice

Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers generally must withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish TIN. — If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION
CONTACT YOUR TAX ADVISOR OR THE
INTERNAL REVENUE SERVICE.

The U.S. information agent
for the tender offer is:

1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
U.S.A.
In the United States, call: 800.398.2816 (toll-free)
Outside the United States, call: +201.806.2234 (collect)